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                                  EXHIBIT 99.1




                             SCT Fourth Quarter 2003
                     Preliminary Results Exceed Expectations

                    Company Achieves Record Total Revenues and
                  Record License Fees for Fourth Quarter 2003

MALVERN, Pa. -- October 2, 2003 -- SCT (Nasdaq:SCTC), the leading provider of e-education technology solutions for higher education, today announced that license fees are expected to be higher than previously anticipated for the fourth fiscal quarter which ended September 30, 2003. The Company estimates that license fees will exceed $18.0 million and earnings per share from continuing operations are expected to exceed $0.23 as a result of this stronger than anticipated performance. These figures compare with license fees of $12.4 million and earnings per share from continuing operations of $0.16 for the fourth quarter 2002. SCT plans to release final financial results on October 28, 2003.

"License sales grew more than 45 percent over the prior year and were especially strong in the SCT Banner and SCT Luminis product areas," said Mike Chamberlain, SCT president and CEO. "We have also continued to strengthen our balance sheet and expect that our balances in cash and short-term investments will exceed $120 million."

The Company expects to include net charges of approximately $1.5 million, on an after-tax basis, for discontinued operations in the fourth quarter of 2003. This comprises an after-tax charge of approximately $2.0 million, which relates to real estate lease obligations related to a facility vacated with the sale of the government business, and is partially offset by a gain from the sale of certain assets that were retained from the sale of the global manufacturing and distribution solutions business.

SCT will hold a conference call on Friday, October 3, at 9:00 a.m. EDT to provide additional details on its preliminary fiscal year 2003 results and future prospects. To participate, please call 212.346.7485 and use reservation number 21162352. A recording of the call will be available for replay October 3 at 11 a.m. through October 10 at 11 a.m. EDT. To listen to the recording, please call 800.633.8284 (domestic) or 402.977.9140 (international) and use reservation number 21162352.

About SCT
SCT is the leading global provider of e-education technology solutions for institutions of all sizes and levels of complexity. The Company supports more than 1,300 client institutions worldwide with administrative and academic solutions, portal and community solutions, content management and workflow solutions, information access and integration solutions, and professional services. SCT works collaboratively with clients and partners to provide the e-Education Infrastructure that enables institutions to create the digital campuses that fulfill their unique missions. For more information, please visit www.sct.com.

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Statements made in this press release that state the Company's or management's intentions, beliefs, expectations, or predictions for the fourth quarter of fiscal year 2003 and the future are forward-looking statements and are subject to a number of risks, assumptions, and uncertainties that could cause the Company's actual results to differ materially from those projected. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. These risks, assumptions and uncertainties include, without limitation: the ability to compete and deliver products and services cost effectively and on a timely basis; technological shifts; economic and geopolitical conditions in the U.S. and abroad; the ability of the Company to enter into and maintain business relationships, including third party alliances, that enable the Company to accomplish its integration and business development strategies; the ability to develop and market innovative products and services offerings cost-effectively and on a timely basis; market acceptance of new products and services; continued acceptance of existing products and services; competitive and pricing pressures in the higher education market; the mix of products and services the Company sells; maturing product life cycles; implementation of operating cost structures that align with revenue growth; the financial condition of our customers and alliance partners; the continued ability to obtain or protect intellectual property rights; the ability to attract and retain highly skilled personnel; and other risks and uncertainties referenced in the Company's filings with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. All information in this release is as of October 2, 2003. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.


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Contacts:
SCT Media Relations                         SCT Investor Relations
Laura Kvinge                                Eric Haskell
801.257.4158                                610.578.5175
lkvinge@sct.com                             ehaskell@sct.com